UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawrence S. Hershfield	Hawaiian Holdings, Inc.
Chairman of the Board of Directors	3375 Koapaka Street, Suite G-350
Honolulu, HI 96819

April 27, 2007

To Our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc. (the “Company”) to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815, on Wednesday, May 30, 2007, at 10:00 AM, local time.

The purpose of the meeting is to elect eight nominees to the Board of Directors.  Information about these nominees is contained in the enclosed proxy statement.

Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 16, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Your vote, regardless of the number of shares you own, is important.  Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card. You may vote over the Internet, by telephone or by mailing a proxy card.  Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.  Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield
Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(808) 835-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Hawaiian Holdings, Inc. will be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815, on Wednesday, May 30, 2007, at 10:00 AM, local time to consider and act upon the following matters:

1.               the election of eight directors to serve for one-year terms and until their successors are duly elected and qualified.  The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election; and

2.               such other business as may properly come before the Annual Meeting of Stockholders, or any and all adjournments thereof.

Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on April 16, 2007, the record date, will be entitled to vote at the Annual Meeting.  Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire, described in the Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.

Your Board of Directors desires to have maximum representation of stockholders at the Annual Meeting.  You may vote over the Internet, by telephone or by mailing a proxy card.  Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.  Please review the instructions on the proxy card regarding each of these voting options.  You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company’s Secretary, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors

Hoyt H. Zia
Secretary

Dated:  April  27, 2007

HAWAIIAN HOLDINGS, INC.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(808) 835-3700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, May 30, 2007

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Hawaiian Holdings, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held at The Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI, 96815, on Wednesday, May 30, 2007, at 10:00 AM, local time, and any and all adjournments thereof (collectively, the “Annual Meeting”).  We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy Statement, the proxy card and the Notice of Annual Meeting of Stockholders are being mailed to stockholders beginning on or about April 27, 2007.   As used herein, unless the context requires otherwise, the terms “Holdings”, “Company”, “we”, “our”, and “us” refer only to Hawaiian Holdings, Inc., and the term “Hawaiian” refers only to Hawaiian Airlines, Inc., Holdings’ primary operating subsidiary.

GENERAL INFORMATION

Solicitation of Proxies

Our Board of Directors is soliciting the enclosed proxy.  We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary.  We will bear the costs of this solicitation.  We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, $0.01 par value (the “Common Stock”), to forward the proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials and stockholder questionnaires, to the beneficial owners.  We do not currently expect to engage an outside firm to solicit votes.

Record Date, Quorum and Voting Requirements

Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the “Special Preferred Stock”) at the close of business on April 16, 2007 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting.  On that date, approximately 46,583,914 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock were outstanding.  Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.  The presence, in person or by proxy, of stockholders of a majority of the issued and outstanding Common Stock and Special Preferred Stock held of record on the Record Date constitutes a quorum for the transaction of business at the Annual Meeting.  The election of directors requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present.  Our Common Stock is listed on the American Stock Exchange (“AMEX”) and the NYSE Arca under the symbol “HA.”  We intend to delist our shares of Common Stock from the NYSE Arca promptly after the filing of this proxy statement.

Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below.  See “Restriction on Foreign Ownership of Voting Stock.”  Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the eight director nominees named in this proxy statement.  Representatives of our transfer agent will assist us in the tabulation of the votes.  Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum.  Abstentions have the same legal effect as a vote “against” election of the directors.  Brokers do not have the discretionary power to vote with respect to the election of directors, absent the receipt from the beneficial owners of such shares of specific voting instructions, as well as a completed questionnaire as described below.

Restriction on Foreign Ownership of Voting Stock

Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to the federal Transportation Act.  In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens.  At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record.  If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of the total number of shares of our voting stock.  Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.

Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a questionnaire (included on the proxy card) to establish its citizenship.  If any stockholder is determined not to be a U.S. citizen, that stockholder’s stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.

Special Preferred Stock Designees

As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the International Association of Machinists and Aerospace Workers (the “IAM”), the Association of Flight Attendants (the “AFA”) and the Air Line Pilots Association (the “ALPA”) (collectively, the “Unions”) hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a “Special Preferred Stock Designee”). Mr. Sean Kim (“Mr. Kim”) is the IAM’s designee to the Board of Directors, Mr. William S. Swelbar (“Mr. Swelbar”) is the AFA’s designee to the Board of Directors and Mr. Eric C.W. Nicolai (“Mr. Nicolai”) is the ALPA’s designee to the Board of Directors.  The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Dissenters’ Rights

Under Delaware law, you are not entitled to any dissenters’ rights with respect to election of directors described in this proxy statement.

Revocability of Proxy

Giving the enclosed proxy does not preclude your right to vote in person if you so desire.  You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to adopting and adhering to sound corporate governance principles.  Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace.  Our Board of Directors has been active in corporate governance initiatives.  All of the charters of our Board Committees and our Code of Ethics are available on the Investor Relations section of our website at http://www.hawaiianairlines.com.

Board Independence

The Board of Directors assesses the independence of its members at least annually.  The Board of Directors’ assessment is based upon the listing standards of the AMEX, the federal securities laws and the regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder.  In addition, the Board of Directors has established guidelines, which are attached as Appendix A to this proxy statement, to assist it in determining director independence, which conform to, or more exacting than, the independence requirements of the AMEX and the SEC.  During the annual assessment of director independence, the Board of Directors considers transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand.  The Board of Directors has affirmatively determined that a majority of its members and each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of our, the AMEX’s and the SEC’s director independence standards.  The independent directors are named below under “Election of Directors.”

Meetings of the Board and Committees

The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.  The Board of Directors held seven formal meetings and acted by unanimous written consent seven times during the year ended December 31, 2006.  Each director attended at least 75% of the meetings of the Board of Directors and Committee meetings that he or she was obligated to attend.  Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise.  We do not have a policy with regard to the attendance by directors at the Company’s annual meeting of stockholders.  The membership and function of each committee during the last fiscal year are described below.

Members acting on the committees of the Board of Directors during the year were:

	Audit Committee	Compensation Committee	Governance and Nominating Committee
Gregory S. Anderson(1)	Member		Chairperson
L. Todd Budge(2)	Member		Member
Donald J. Carty(1)	Chairperson	Member
Thomas B. Fargo		Chairperson
Bert T. Kobayashi, Jr.	Member	Member	Member
Crystal K. Rose		Member	Member

(1)             Mr. Carty resigned from the Board of Directors and from each committee on which he served in February 2007.  Mr. Anderson replaced Mr. Carty as Chairperson of the Audit Committee starting February 2007.

(2)             Mr. Budge was appointed to the Audit Committee and Governance and Nominating Committee in June 2006.

(3)             Ms. Rose was appointed to the Compensation Committee and Governance and Nominating Committee in June 2006.

Audit Committee

On March 8, 2005, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee, which is attached as Appendix E to our Definitive Proxy Statement filed on June 13, 2005.  A copy of this document is also available on our website (www.hawaiianairlines.com), upon written request to the Secretary of Hawaiian Holdings, Inc. at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 or by calling (808) 835-3700.  We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors and the independence, qualifications and performance of the independent registered public accounting firm and pre-approve services provided by the independent registered public accounting firm.  The Board of Directors has also determined that Mr. Carty and Mr. Anderson (who succeeded Mr. Carty as Chairman of the Audit Committee in February 2007) satisfy the criteria set forth in Item 401(h) of Regulation S-K promulgated under the Exchange Act to serve as the “audit committee financial expert” on the Audit Committee.  The Audit Committee met nine times in 2006 and did not act by unanimous written consent during 2006.  The report of the Audit Committee is included on page 36 of this proxy statement.

Compensation Committee

On February 8, 2007, the Board of Directors adopted an Amended and Restated Charter for the Compensation Committee which is attached to this proxy statement as Appendix B.  A copy of this document is also available on our website (www.hawaiianairlines.com), upon written request to the Secretary of Hawaiian Holdings, Inc. at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 or by calling (808) 835-3700.  The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based and incentive compensation plans and policies.  The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers’ compensation based on the evaluations.  The Compensation Committee met six times and acted by unanimous written consent twice during 2006.  The report of the Compensation Committee is included on page 18 of this proxy statement.

Governance and Nominating Committee

On May 31, 2007, the Board of Directors adopted an Amended and Restated Charter for the Governance and Nominating Committee, which is attached to this proxy statement as Appendix C.  A copy of this document is also available on our website (www.hawaiianairlines.com), upon written request to the Secretary of Hawaiian Holdings, Inc. at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 or by calling (808) 835-3700.  The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors, and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.

The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors.  The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders.  As described further herein under the section entitled “Stockholder Proposals,” stockholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate to the Governance and Nominating Committee to the Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).  Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person. We do not pay any fees to any third parties for assisting us with nominations and evaluations of candidates for director, nor do we obtain such services from third parties.

The Governance and Nominating Committee recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs.  The Governance and Nominating Committee also recommends to the Board of Directors the amount and form of compensation payable to the directors.  In addition, the Governance and Nominating Committee is responsible for overseeing the implementation of, and periodically reviewing, our Corporate Governance Guidelines.  The Governance and Nominating Committee met once and did not act by unanimous written consent during 2006.

Executive Sessions of the Board of Directors

The independent directors meet on a regular basis to review the performance of management and the Company.  The presiding director at such sessions is rotated among the independent directors.

Communications with the Board of Directors

Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director.

Compensation of Directors

On March 24, 2005, the Board of Directors adopted a compensation policy for directors who are not compensated as executive officers, effective January 1, 2005, whereby each such director receives an annual retainer of $30,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $500 for each meeting he or she attends telephonically. The chairman of the Audit Committee receives an annual retainer of $10,000 and the chairmen of the Compensation Committee and the Governance and Nominating Committee each receive an additional annual retainer of $2,000.  Non-employee directors shall also receive automatic grants of stock options under the terms of the Hawaiian Holdings, Inc. 2005 Stock Incentive Plan, as amended (the “2005 Stock Incentive Plan”).  Upon joining the Board of Directors, each new director who is not compensated as an executive officer will receive options for 5,000 shares.  In addition, each such director will receive options for 10,000 shares of Common Stock on an annual basis, with the exception of the Chairman of the Board of Directors who will receive options for 15,000 shares of Common Stock on an annual basis.  All such options shall have exercise prices equal to the fair market value of the Common Stock on the date of grant, a ten-year term and a vesting schedule of three years.

The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2006 to the individuals serving on the Board of Directors in 2006:

Name (1)	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
	($)	($) (2)	($)(3)	($)
Gregory S. Anderson	45,754	17,034	29,903	92,691
L. Todd Budge	23,750	5,715	—	29,465
Donald J. Carty	60,585	17,034	—	77,619
Thomas B. Fargo	41,669	17,034	21,260	79,963
Lawrence S. Hershfield	43,506	23,347	6,569	73,422
Randall L. Jenson	37,500	17,034	11,072	65,606
Sean Kim	23,000	5,715	9,961	38,676
Bert T. Kobayashi, Jr.	46,750	17,034	7,545	71,329
Eric C.W. Nicolai	—	—	—	—
Crystal K. Rose	23,000	5,715	4,536	33,251
William S. Swelbar	37,500	7,358	1,596	46,454

(1)

Mark B. Dunkerley is not included in the table because he is also a named executive officer in the Summary Compensation Table below. He receives no additional compensation for his service as one of our directors.

(2)

Represents the accounting expense recognized for financial statement reporting purposes during 2006 for the fair value of options to purchase shares of our Common Stock granted to each director in 2006 as well as in prior years, as calculated in accordance with SFAS Statement No. 123(R), Share Based Payment, or SFAS 123(R). Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2006 in Hawaiian Holdings’ 2006 Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made in years prior to 2006, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. Subject to the directors’ continued service, these options vest equally over three years from the grant date.

(3)

This column represents the estimated fair value of personal travel on our flights in 2006. As is customary in the airline industry, all members of our Board of Directors and their immediate family may travel without charge on our flights.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven directors, six of whom are independent directors.  The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson (“Mr. Anderson”), Mr. L. Todd Budge (“Mr. Budge”), Admiral Thomas B. Fargo (“Admiral Fargo”), Mr. Sean Kim (“Mr. Kim”), Mr. Bert T. Kobayashi, Jr. (“Mr. Kobayashi”) and Ms. Crystal K. Rose (“Ms. Rose”) are independent as defined by the listing standards of the AMEX and the applicable rules of the SEC.

Eight directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified.  On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Lawrence S. Hershfield (“Mr. Hershfield”), Mr. Mark B. Dunkerley (“Mr. Dunkerley”), Mr. Randall L. Jenson (“Mr. Jenson”), Mr. Anderson, Mr. Budge, Admiral Fargo, Mr. Kobayashi and Ms. Rose for election to the Board of Directors at the Annual Meeting.  All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected.  In the event that any of the nominees is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates.  The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote.  The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee’s biographical information below.

As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Kim is the IAM’s designee to the Board of Directors, Mr. Swelbar is the AFA’s designee to the Board of Directors and Mr. Nicolai is the ALPA’s designee to the Board of Directors.  The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors

The name, age, present principal occupation or employment and five-year employment history of each of our directors is set forth below.  Except for Mr. Nicolai, each of the persons listed below is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Name	Age	Position(s)
Lawrence S. Hershfield	50	Chairman of the Board of Directors
Mark B. Dunkerley	43	Director, Chief Executive Officer and President
Gregory S. Anderson	50	Director
L. Todd Budge	47	Director
Thomas B. Fargo	58	Director
Randall L. Jenson	38	Director
Bert T. Kobayashi, Jr.	67	Director
Crystal K. Rose	49	Director
Special Preferred Stock Designees:
Sean Kim	56	Director (IAM Designee)
William S. Swelbar	48	Director (AFA Designee)
Eric C.W. Nicolai	47	Director (ALPA Designee)

Lawrence S. Hershfield.  Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and

President of RC Aviation Management, LLC (“RC Management”), the managing member of RC Aviation LLC (“RC Aviation”). From August 2001 to September 2002, he was Chief Executive Officer and a Director of FINOVA Group Inc., a financial services company. From February 2001 to August 2001, Mr. Hershfield was Berkadia’s Liaison to FINOVA. Berkadia is a joint venture formed by Leucadia National Corporation and Berkshire Hathaway to oversee and fund FINOVA’s reorganization. From 1996 to 1998, Mr. Hershfield served as Chief Executive Officer, President and as a director of Pepsi International Bottlers. From 1995 to September 2002, Mr. Hershfield was President of Leucadia International Corporation, a wholly-owned subsidiary of Leucadia National Corporation.  Mr. Hershfield serves on the board of directors of Premier Entertainment Biloxi, LLC and other private and civic boards.  Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981).

Mark B. Dunkerley. Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Holdings from February 2003 until he resigned the positions at Holdings following Hawaiian’s Chapter 11 Filing and the appointment of the Trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which specializes in providing strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including, most recently, as senior vice president for British Airways’ Latin America and Caribbean division from 1997 to 1999.  Mr. Dunkerley serves on the Board of Directors of Hawaii Visitors and Convention Bureau and Hawaii Business Roundtable.  Mr. Dunkerley received a bachelor’s degree in economics from the London School of Business (1984) and a master’s degree in aeronautics from the Crane Institute of Technology (1985).

Gregory S. Anderson. Mr. Anderson has been a member of our Board of Directors since 2002.  From 2004 to 2007, Mr. Anderson had been Chief Executive Officer and President of Bank of Arizona, N.A., a commercial bank located in Phoenix, Arizona. Since 1989 he has been managing general partner of Glendora Hospital Partners, a senior housing management and development company. From 1998 to 2002, he was Chief Executive Officer and President of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was general manager of El Dorado Investment Company, Arizona’s then largest venture capital company. Mr. Anderson has served on numerous boards of both public and private companies. Currently, Mr. Anderson is a director of Sun Healthcare Group, Inc., Bank of Arizona, N.A. and several civic boards.  Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson has served as Chairman of the Audit Committee since February 2007, and as a member of the Governance and Nominating Committee of the Board of Directors.

L. Todd Budge.  Mr. Budge has been a member of our Board of Directors since June 2006.  Since June 2003, Mr. Budge has been President and Chief Executive Officer of Tokyo Star Bank, Limited (“Tokyo Bank”).  From January 2003 to June 2003, he was Executive Managing Director and Chief Operating Officer of Tokyo Bank.  From June 2002 to January 2003, he was Representative Director and Chief Operating Officer of Tokyo Bank.  From March 2002 to June 2002, he was Director and Chief Operating Officer of Tokyo Bank.   Mr. Budge serves as a member of the Audit Committee and Governance and Nominating Committee of the Board of Directors.

Thomas B. Fargo. Admiral Fargo has been a member of our Board of Directors since March 2005. Admiral Fargo recently retired as Commander U.S. Pacific Command, at Camp H.M. Smith, Hawaii. In that position, he was the senior U.S. Military commander in the Pacific and Indian Ocean areas, where he directed Army, Navy, Marine Corps and Air Force operations. He also commanded the U.S. Fifth Fleet and Naval Forces of the Central Command during two years of Iraqi contingency operations from July 1996 to July 1998 and served as the 29th Commander-in-Chief of the U.S. Pacific Fleet. Admiral Fargo is also a member of the Board of Directors of Hawaiian Electric Industries and the Board of Governors of Iolani School. He is the chairman of the Board of Directors of Loea

Corporation and Sago Systems, which are both subsidiaries of Trex Enterprises Corporation of San Diego, CA, which performs research and development, principally on government contracts, of which Admiral Fargo is President. Admiral Fargo is a graduate of the U.S. Naval Academy. Admiral Fargo serves as Chairman of the Compensation Committee of the Board of Directors.

Randall L. Jenson. Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary on June 14, 2004. He resigned as Secretary effective as of July 7, 2005 and as Chief Financial Officer and Treasurer as of November 16, 2005.  He is co-founder and Managing Director of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies.  Since June 2004, he has been the Vice President and Secretary of RC Management, the managing member of RC Aviation.  He also serves as the Chief Executive Officer of RC Energy LLC.  From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002, and from May 1997 to August 1999, served as Senior Vice President. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from Harvard University Graduate School of Business Administration (1997).

Bert T. Kobayashi, Jr. Mr. Kobayashi has been a member of our Board of Directors since December 2004. Mr. Kobayashi is senior partner of the law firm of Kobayashi Sugita & Goda in Honolulu, Hawaii. He currently is director of the First Hawaiian Bank (1974 to present) and BancWest Corporation (1998 to present). Mr. Kobayashi also was a member of the Board of Directors of Western Airlines (from 1976 to 1986, when it was sold to Delta Air Lines) and on the Board of Directors of Schuler Homes (from 1992 to 2001, when it merged with Western Pacific). He formerly sat as chairman of the State of Hawaii Judicial Selection Commission and currently is the President of the University of Hawaii Athletic Foundation.  Mr. Kobayashi has a J.D. from the University of California, Hastings College of Law and a B.A. from the University of Hawaii and Gettysburg College. Mr. Kobayashi serves as a member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

Crystal K. Rose.  Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Deaver Lung Rose & Holma (1986 through present).  Ms. Rose is currently a director and a member of the Governance and Nominating Committee of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present).  Ms. Rose also serves on several civic boards.  Ms. Rose serves as a member of the Compensation Committee and Governance and Nominating Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE EIGHT DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.  PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

Special Preferred Stock Designees:

Sean Kim.  Mr. Kim has been a member of our Board of Directors since May 31, 2006.  Mr. Kim, an attorney, was a partner with Park Kim & Yu (1976 through 1997), and has been a solo practitioner since 1997.  Mr. Kim concentrates his practice on the representation of labor organizations.  Mr. Kim has a J.D. from the University of California, Hastings College of Law and a B.A. from the University of Hawaii.  Mr. Kim is the IAM’s designee to the Board of Directors.  See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”

William S. Swelbar.  Mr.  Swelbar has been a member of our Board of Directors since November 16, 2005.  Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology’s International Center for Air Transportation.  From March 1, 2001 to June 30, 2006, Mr. Swelbar was the President and Managing Partner of Eclat Consulting, Inc.  Mr. Swelbar received a B.S. from Eastern Michigan University and has an M.B.A. from The George Washington University.  Mr. Swelbar is the AFA’s designee to the Board of Directors.  See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”

Eric C.W. Nicolai.  Mr. Nicolai has been a member of our Board of Directors since September 29, 2005.  Mr. Nicolai is a pilot for Hawaiian and has been employed by Hawaiian since December 1985.  Mr Nicolai received his B.S. in aeronautical science from Embry-Riddle Aeronautical University (1983).  Mr. Nicolai is the ALPA’s designee to the Board of Directors.  See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”

EXECUTIVE OFFICERS

The following table sets forth the names, ages and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Position(s)
Mark B. Dunkerley	43	Chief Executive Officer and President
Peter R. Ingram	40	Executive Vice President, Chief Financial Officer and Treasurer
H. Norman Davies, Jr.	70	Executive Vice President - Operations
Barbara D. Falvey	48	Senior Vice President – Human Resources
David J. Osborne	51	Executive Vice President and Chief Information Officer
Hoyt H. Zia	53	Senior Vice President, General Counsel and Secretary

The following is information with respect to the Company’s executive officers who are not also directors of the Company:

Peter R. Ingram.  Mr. Ingram became our Executive Vice President, Chief Financial Officer and Treasurer effective as of November 16, 2005.  Mr. Ingram had worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for eleven years prior to joining the Company.  From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines.  Prior to that, he spent eight years in finance-related management and director positions for American Airlines.  Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).

H. Norman Davies, Jr.  Mr. Davies became Hawaiian’s Executive Vice President-Operations in April 2002.  From January 1997 to April 2002, Mr. Davies was Hawaiian’s Vice President-Safety and Security.  Prior to joining Hawaiian, he was with the Federal Aviation Administration as an aviation safety inspector.  Prior to that, Mr. Davies spent five years at Delta Airlines, including four years as chief pilot in New York.  Mr. Davies started his career in the airline industry at Pan American World Airways in 1965.  Mr. Davies received a B.A. in Economics from Bucknell University (1959).

Barbara D. Falvey.  Ms. Falvey became Hawaiian’s Senior Vice President – Human Resources in July 2005.  From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources.  Prior to that, Ms. Falvey spent 3 years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars World, Inc.  Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and a M.S. in Organization Development from Pepperdine University (2003).

David J. Osborne. Mr. Osborne became Hawaiian’s Senior Vice President and Chief Information Officer on May 16, 2005 and was promoted to its Executive Vice President and Chief Information Officer on November 1, 2006.  Prior to that, he spent 20 years developing and consulting on complex global information distribution systems for banks and financial services firms while based in New York City.  He was most recently managing director/CIO for the investment companies at the Bank of New York and, before that, was managing director/CIO within the global markets division of Deutsche Bank responsible for its electronic distribution platforms.  Previously he was the chief technology officer and senior vice president for Plural/Dell Global Services, a technology consulting company. Mr. Osborne studied in the United Kingdom at the University of Aston in Birmingham, and at Charles Keene University in Leicester.

Hoyt H. Zia.  Mr. Zia became our Secretary on February 8, 2007.  From March 2004 to February 2007, Mr. Zia worked for PacificBasin Communications, LLC as publisher for Hawaii Business Magazine.  Prior to that, Mr. Zia spent three and a half years as Executive Director of the Pacific Telecommunications Council, an international, non-profit, non-governmental membership telecommunications organization, and over eighteen years practicing law as in-house counsel with corporations like Amfac/JMB Hawaii, Inc. and Motorola, Inc., in government as Chief Counsel for Export Administration, US Department of Commerce, and in private practice.  Mr. Zia received a B.A. in Asian Studies from the Dartmouth College (1975) and a J.D. from UCLA School of Law (1981).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

We operate in a highly competitive industry and recognize that effective compensation strategies are critical to retain key employees and maximize stockholder value creation.  The primary objective of our compensation program, including executive compensation, is to attract, retain and motivate the best people available.  Our compensation program is designed to reward the achievement of specific goals set for the Company as well as those set for individual executives.  By rewarding executive performance which meets or surpasses these established goals, the interest of executives and stockholders are aligned.  We also seek to ensure that total compensation provided to our key executives remains competitive relative to the compensation paid to similarly situated executives of our peer companies.   As used herein, the phrase “our executives” refers to the executive officers of Hawaiian and Holdings.

Employment Agreements

The 2006 compensation paid to our named executive officers, i.e., Messrs. Dunkerley, Ingram, Osborne and Davies and Ms. Falvey is set forth in employment agreements that were negotiated at arm’s length between the Company and each such executive officer.  Each such agreement was reviewed and approved by the Compensation Committee prior to its execution.

On June 2, 2005, the effective date of Hawaiian’s joint plan of reorganization, Mr. Dunkerley, who had been serving as Hawaiian’s President and Chief Operating Officer, was appointed President and Chief Executive Officer of Holdings and Hawaiian.  Shortly thereafter, on August 18, 2005, we entered into a thirty-six (36) month employment agreement (the “Dunkerley Agreement”) with Mark B. Dunkerley providing for Mr. Dunkerley’s continued service as our President and Chief Executive Officer.  Under the Dunkerley Agreement, Mr. Dunkerley is entitled to an annual base salary of $550,000, and is eligible to receive an annual bonus of one hundred percent (100%) and a maximum of two hundred percent (200%) of his annual base salary, if he achieves certain targets to be established by our Board of Directors.  Mr. Dunkerley’s annual base salary and target bonus were established, in part, based on the annual base salary and target bonus he received for serving as Hawaiian’s President and Chief Operating Officer, through negotiation between us and Mr. Dunkerley and an analysis of the compensation paid to the chief executive officer of peer companies.  The Dunkerley Agreement provides for the grant to Mr. Dunkerley of stock options to purchase 1,044,000 shares of our Common Stock.  Options to purchase 300,000 shares were granted on June 10, 2005 (the date of the annual grant of stock options to our executive officers) under our 1996 Stock Incentive Plan.  Following shareholder approval of our 2005 Stock Incentive Plan in July 2005, the balance of the options was granted to Mr. Dunkerley.  Mr. Dunkerley’s stock options were granted at exercise prices equal to the fair market value of our Common Stock on the date of grant.  The options vest in equal installments on January 1 in each of the years 2006, 2007 and 2008.  The Dunkerley Agreement contains certain covenants, including a non-competition covenant covering the term of his employment and an additional period of twelve (12) months thereafter.  See also “Potential Payments Upon Termination or Change-in-Control” for a description of various scenarios that would trigger payments to Mr. Dunkerley in the event of his termination of employment.

On November 18, 2005, Hawaiian entered into an employment agreement with Peter R. Ingram (the “Ingram Agreement”) providing for Mr. Ingram’s service as Executive Vice President and Chief Financial Officer of Hawaiian.  The Ingram Agreement provides that either party has the right to terminate the employment relationship at any time for any reason, with or without cause.  Under the Ingram Agreement, Mr. Ingram is entitled to receive an annual base salary of $275,000, subject to annual increases at the discretion of the Board of Directors.  On November 1, 2006, Mr. Ingram’s base salary was increased to $300,000.  Mr. Ingram is also eligible to receive a target bonus of seventy-five percent (75%) of his annual base salary, subject to the achievement of certain performance targets.  Mr. Ingram’s base salary and target bonus were established, in part, based upon our review of publicly available information of competing companies of similar size and through negotiation between us and Mr. Ingram.  In 2005, Mr. Ingram received a $50,000 signing bonus and an additional $50,000 as a prepayment of his fiscal 2006 incentive compensation.  In 2005, Mr. Ingram also received a reimbursement of relocation expenses to Hawaii, a housing allowance and a related lump sum payment aggregating approximately $59,000.  On

November 16, 2005 and November 10, 2006, Mr. Ingram was awarded stock options to purchase 100,000 and 100,000 shares of our Common Stock, respectively.  The November 16, 2005 grant date was established to coincide with Mr. Ingram’s appointment as our Executive Vice President and Chief Financial Officer, and the November 10, 2006 grant date was established to coincided with Mr. Ingram’s commencement of employment with Hawaiian.  Such options are exercisable, subject to vesting as described below, at the fair market value of our Common Stock as of such award date.  The Ingram Agreement provides for Mr. Ingram to be awarded an additional 100,000 options, subject to his continued employment, on the second anniversary of the commencement of his employment.  Such future options will be exercisable at the fair market value of our Common Stock as of the award date of such options.  Such options will vest at the rate of 33 1/3% per year following the date of grant.  The Ingram Agreement contains certain covenants, including a non-competition covenant covering the term of his employment and an additional period of twelve (12) months thereafter.  See also “Potential Payments Upon Termination or Change-in-Control” for a description of various scenarios that would trigger payments to Mr. Ingram in the event of his termination of employment.

On April 5, 2005, Hawaiian entered into a twenty-four (24) month employment agreement with David J. Osborne (the “Osborne Agreement”) providing for Mr. Osborne’s service as Senior Vice President and Chief Information Officer of Hawaiian.  In November 2006, Mr. Osborne was promoted from Senior Vice President to Executive Vice President, and, in February 2007, the Osborne Agreement was renewed for two years.  Under the Osborne Agreement, Mr. Osborne is entitled to an annual base salary of $225,000, subject to annual increases at the discretion of the Board of Directors.  On November 1, 2006, Mr. Osborne’s base salary was increased to $300,000.  Mr. Osborne is also eligible to participate in any performance bonus plan, stock option plan and long-term incentive plan established by the Board of Directors of Hawaiian for its senior officers.  Mr. Osborne is eligible to receive a target bonus of sixty percent (60%) of his annual base salary, subject to the achievement of certain individual and corporate performance targets.  On November 1, 2006, Mr. Osborne’s base salary was increased to $300,000 and his target bonus was increased to seventy-five percent (75%).  Mr. Osborne’s base salary and target bonus were established, in part, based upon our review of publicly available information of competing companies of similar size and through negotiation between us and Mr. Osborne. The Osborne Agreement contains certain covenants, including a non-competition covenant covering the term of his employment and an additional period of twelve (12) months thereafter. See also “Potential Payments Upon Termination or Change-in-Control” for a description of various scenarios that would trigger payments to Mr. Osborne in the event of his termination of employment.

On April 1, 2002, Hawaiian entered into an eighteen (18) month employment agreement with H. Norman Davies, Jr. (the “Davies Agreement”) providing for Mr. Davies’ service as Executive Vice President-Operations.  On May 1, 2002 and on the first day of each calendar month thereafter, the term of the Davies Agreement is automatically extended for an additional month unless either party gives written notice to the other party that it does not wish to extend the term.  Under the Davies Agreement, Mr. Davies is entitled to an annual base salary of $200,000, subject to annual increases at the discretion of the Board of Directors and/or the Compensation Committee.  Mr. Davies’ base salary during fiscal year 2006 was $250,000. Mr. Davies is also eligible to participate in any performance bonus plan established by the Board of Directors.  Mr. Davies’ base salary was established, in part, based upon our review of publicly available information of competing companies of similar size and through negotiation between us and Mr. Davies.  The Davies Agreement contains certain covenants, including a non-competition covenant covering the term of his employment and an additional period of eighteen (18) months thereafter.  See also “Potential Payments Upon Termination or Change-in-Control” for a description of various scenarios that would trigger payments to Mr. Davies in the event of his termination of employment.

On July 11, 2005, Hawaiian entered into an employment agreement with Barbara D. Falvey (the “Falvey Agreement”) providing for Ms. Falvey’s service as Senior Vice President – Human Resources.  Under the Falvey Agreement, Ms. Falvey is entitled to an annual base salary of $250,000, subject to annual increases at the discretion of the Board of Directors.  Ms. Falvey is also eligible to participate in any performance bonus plan, stock option plan and long-term incentive plan established by the Board of Directors of Hawaiian for its senior officers.  Ms. Falvey is eligible to receive a target bonus of sixty percent (60%) of her annual base salary, subject to the achievement of certain individual and corporate performance targets.  Ms. Falvey’s base salary was established, in part, based upon our review of publicly available information of competing companies of similar size and through negotiation between us and Ms. Falvey.  The Falvey Agreement provides for the grant to Ms. Falvey of stock options to purchase 166,000 shares of our Common Stock.  Such options were granted on July 25, 2005 (the date of the annual grant of stock options to our executive officers) and vest at the rate of 33 1/3% per year following the date of grant.  Ms Falvey’s stock options were granted at exercise prices equal to the fair market value of our Common Stock on the date of grant.  The Falvey Agreement provides Ms. Falvey with a housing allowance in the amount of $2,500 per month for the first twenty-four (24) months of employment.  The Falvey Agreement contains certain covenants, including a non-competition covenant covering the term of her employment and an additional period of twelve (12) months thereafter.  See also “Potential Payments Upon Termination or Change-in-Control” for a description of various scenarios that would trigger payments to Ms. Falvey in the event of her termination of employment.

Objectives and Philosophy of Our Compensation Program

The Compensation Committee works closely with management to design an executive compensation program to assist us in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as we grow, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size; and (ii) linking executives’ compensation with our financial performance by rewarding the achievement of our short-term and long-term objectives.  Our compensation program is designed to reward individual and corporate performance and to create incentives for both operating performance in the current year and for the long-term benefit of our business so as to align the interests of management with the interests of shareholders.

Elements of Compensation

Currently, the three principal components of our executive compensation program are: (i) annual base salary, (ii) short-term incentive compensation in the form of performance bonuses payable in cash and/or stock units each year, and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee’s objectives and philosophy.

Determination of the Amount of Each Element of Compensation

We determine the amount of each element of compensation paid to our executives by reviewing publicly available information regarding other companies which are similar to us; by evaluating the compensation appropriate to attract executives to Honolulu, Hawaii; by assessing our overall financial condition and the financial condition of the airline industry in general; by consulting, when appropriate, with compensation consulting firms; and consulting with the Chief Executive Officer with respect to other executives.  In determining the amount of compensation paid to our executives, we must consider the fact that our location makes it difficult for us to attract and retain talented executives.  Hawaii’s relative isolation and high cost of living limits the number of talented executives who are willing to work for us.  A portion of each type of compensation paid to our executives is, therefore, attributable to the fact that we need to pay a premium in order to attract talented executives to Honolulu, Hawaii.

Annual Base Salary

Base salary levels for our executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance.  Base salaries for executives (other than the Chief Executive Officer) are recommended by the Chief Executive Officer for the review and approval of the Compensation Committee and the Board of Directors (subject to applicable employment agreements).  The base salary of the Chief Executive Officer is reviewed annually by the Chairman of the Compensation Committee with the Compensation Committee and the Board of Directors and may be increased by the Compensation Committee in its sole and absolute discretion.

During 2006, we retained the services of an independent compensation consultant to review the appropriateness and competitiveness of the annual base salaries paid to our executives, except the Chief Executive Officer.  The compensation consultant evaluated compensation data from a group of companies in the airline industry, including Midwest Air Group, Inc., Frontier Airline Holdings, Inc., AirTran Holdings, Inc., JetBlue Airways Corp., Alaska Air Group, Inc., Northwest Airlines, United Airlines and AMR Corp.  The compensation consultant also evaluated compensation data from other large Hawaii-based organizations.  The compensation consultant used the data from its peer analysis, together with other information, including the economic challenges and instability of the airline industry and our location in Honolulu, Hawaii, to recommend a salary range for each of our executives, except the Chief Executive Officer.

As previously described in greater detail under “Compensation Discussion and Analysis–Employment Agreements,” we entered into employment agreements with five of our named executive officers, Mark B. Dunkerley, Peter R. Ingram, Barbara D. Falvey, David J. Osborne and H. Norman Davies, Jr. which provide for, among other things, a set annual base salary and an annual target bonus for each executive.  The compensation consultant evaluated the annual base salaries provided for under the Ingram Agreement, the Falvey Agreement, the Osborne Agreement and the Davies Agreement in order to review the appropriateness and competitiveness of such salaries, as well as providing guidance in determining compensation levels for other executives.  The compensation consultant determined that such salaries are appropriate and competitive and fall within the salary range that they recommended.  Mr. Dunkerley’s salary was not evaluated by the compensation consultant.  Mr. Dunkerley’s salary was established, in part, based upon the annual base salary he received for serving as Hawaiian’s President and Chief Operating Officer, through negotiation between us and Mr. Dunkerley, and an analysis of the compensation paid to the chief executive officer of peer companies.

Short-Term Incentive Compensation

Short-term incentive compensation consists of annual performance bonuses.  Annual performance bonuses are awarded under our 2006 Management Incentive Plan (the “2006 Incentive Plan”), which was approved by our shareholders at our last annual shareholders meeting.  The 2006 Incentive Plan is administered by the Compensation Committee.  The Compensation Committee has the authority to select the executives to participate in the 2006 Incentive Plan (after consideration of the recommendations of the Chief Executive Officer), to establish the length of the annual and long-term performance periods, to establish the performance goals and to determine the amounts of incentive compensation bonus payable to any participant, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.  Prior to the adoption of the 2006 Incentive Plan, we operated under a similar plan, but such plan had not been submitted to our shareholders for approval.

Annual performance bonuses are based upon an assessment of corporate performance, as well as an assessment of the individual executive’s performance, subject to the executive’s employment agreement, if applicable.  In August 2006, the Compensation Committee approved a formula for calculating bonuses for fiscal year 2006 whereby each executive’s bonus is based upon a combination of factors which gives equal weighting to an assessment of corporate performance relative to specific objectives and an assessment of individual performance based on individual performance reviews conducted throughout the year.  In August 2006, the Compensation Committee approved certain objectives upon which to measure corporate performance and assigned a weighting factor to each objective based upon its relative importance as determined by the Compensation Committee.  In 2006, these corporate objectives included new aircraft and aircraft lease targets; the execution of a company-wide expense review; the alignment of our corporate culture; the resolution of certain issues relating to our collective bargaining agreements; the completion of a substantial portion of our IT development initiatives; the maintenance of our position in the intra-island market; meeting our operating budget; and meeting our operating performance objectives.  Each executive’s individual achievement is measured by comparing his or her performance against objectives related to the corporate functions for which such executive is responsible.  Bonuses are then calculated based upon a target bonus for each executive and a multiplier tied to a combination of the individual executive’s performance and corporate performance.  In August 2006, the Compensation Committee approved the target bonuses and the multipliers to be used by the Compensation Committee in arriving at its determination with respect to bonuses for fiscal year 2006.  At a meeting held in February 2007, the Compensation Committee evaluated the Company’s performance for fiscal year 2006.  The Compensation Committee determined that the Company achieved all of the corporate objectives established in August 2006, except with respect to new aircraft targets and operational performance.  The Compensation Committee (after consideration of the Chief Executive Officer’s recommendation) then set the corporate component of the multiplier for fiscal 2006.  The Compensation Committee then evaluated each executive’s performance for fiscal year 2006, and (after consideration of the Chief Executive Officer’s recommendation, other than for his own performance) set a multiplier for each individual executive.

Long-Term Incentive Compensation

Long-term incentive compensation consists of stock options exercisable to purchase shares of our Common Stock, which may be granted to executives under the Company’s 2005 Stock Incentive Plan.  The exercise price of stock options represents the fair market value of our Common Stock on the date of grant, which is the closing sale price of our Common Stock on the American Stock Exchange. Generally, the stock options become exercisable in equal yearly increments over three years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with us.  The Compensation Committee believes that granting stock options creates an incentive to promote our long-term interests and aligns the economic benefit to be derived therefrom by our executives with those of the shareholders.  Stock options are granted by the Compensation Committee to key employees based on recommendations of the Chief Executive Officer, and levels of participation in the plan generally vary based upon the employee’s position with the Company. The Stock Incentive Plan also authorizes the issuance of restricted stock, none of which has been issued by us under the Stock Incentive Plan to date.

The number of stock options granted to our executives (other than Messrs. Dunkerley and Ingram) in fiscal year 2006 were recommended by Mr. Dunkerley for the review and approval of the Compensation Committee and were generally based on performance and responsibility.  Mr. Ingram was granted stock options to purchase 100,000 shares of our Common Stock in fiscal year 2006 in accordance with the terms of his employment agreement.

On March 9, 2007, the Compensation Committee approved the grant of 50,000 deferred stock units (the “Units”), which are payable on the applicable Delivery Date (as defined below) in an equal number of shares of Common Stock, to Mr. Dunkerley, in partial satisfaction of the discretionary portion of Mr. Dunkerley’s 2006 annual bonus.  The Units are subject to the terms and conditions of the 2005 Stock Incentive Plan.  The Units are fully vested as of the date of grant, subject to forfeiture only in the event that Mr. Dunkerley’s employment is terminated with “Cause” (as defined in Dunkerley Agreement).   The value of the Units is $220,500.  The shares of Common Stock underlying the Units will be delivered on the earlier of (i) January 2, 2008; (ii) Mr. Dunkerley’s death or disability; (iii) Mr. Dunkerley’s voluntary termination of employment; or (iv) a change in control of the Company (such date, the “Delivery Date”).  Mr. Dunkerley shall not be entitled to vote the shares of Common Stock underlying the Units until such shares of Common Stock are delivered to Mr. Dunkerley on the Delivery Date.  Any dividends or distributions paid to our stockholders prior to the Delivery Date will be credited to the Units and added to the number of shares of Common Stock delivered to Mr. Dunkerley on the Delivery Date.

Allocating Between Long-Term/Short-Term and Cash/Non-Cash Compensation

The Compensation Committee considers various factors in order to design a compensation program that provides the appropriate mix of short-term/long-term and cash/non-cash compensation.  These factors include the value our executives place on the various forms of compensation; the economic and financial impact associated with providing the various forms of compensation; and whether providing the various forms of compensation will help us achieve our long-term corporate objectives.  In determining the appropriate mix of compensation, the Compensation Committee assesses the value our executives assign to the various forms of compensation, and their preferences for each type of compensation.  This allows us to direct our resources to the incentives that are most likely to retain top executives and motivate desired behaviors – improving the likelihood of enhanced financial performance and shareholder value creation.  We award long-term incentive compensation in order to achieve a variety of long-term objectives, including retaining talented executives, aligning executives’ financial interests with the interests of shareholders, rewarding the achievement of our long-term corporate goals and lengthening executives’ time horizons and focusing their attention on creating shareholder value.  In determining the appropriate mix of compensation, the Compensation Committee also considers the accounting costs and dilutive impact of the various forms of compensation, as well as our ability to pay compensation in cash, as opposed to stock options, restricted shares, or other forms of non-cash compensation.

Specific Items of Corporate Performance We Consider in Making Compensation Decisions

As previously described in greater detail under “Compensation Discussion and Analysis–Determination of the Amount of Each Element of Compensation–Short-Term Incentive Compensation,” in August 2006, the Compensation Committee approved the specific corporate objectives to be used to measure corporate performance.  These corporate objectives include new aircraft and aircraft lease targets; the execution of a company-wide expense review; the alignment of our corporate culture; the resolution of certain issues relating to our collective bargaining agreements; the completion of a substantial portion of our IT development initiatives; the maintenance of our position in the inter-island market; meeting our operating budget; and meeting our operating performance objectives.

Compensation Committee Discretion

Under the 2006 Incentive Plan, the Compensation Committee retains discretion (i) to select the executives to participate in the 2006 Incentive Plan, (ii) to establish performance goals, (iii) to establish the length of time over which to measure whether an executive has satisfied his or her performance goals, (iv)  to establish the amount of incentive compensation bonus payable to any executive, and (v) to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the 2006 Incentive Plan.

Under the Stock Incentive Plan, the Compensation Committee retains discretion (i) to select the participants who will receive awards pursuant to the Stock Incentive Plan, (ii) to determine the type or types of awards to be granted to each participant, (iii) to determine the number of shares of stock to which an award will relate, the terms and conditions of any award granted under the Stock Incentive Plan and all other matters to be determined in connection with an award; (iv) to determine whether, to what extent, and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, stock, other awards or other property, or an award may be canceled, forfeited, or surrendered; (v) to determine whether, and to certify that, performance goals to which the settlement of an award is subject are satisfied; (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Stock Incentive Plan; and (vii) to make all other determinations as it may deem necessary or advisable for the administration of the Stock Incentive Plan.

During fiscal year 2006, the Compensation Committee exercised the discretion available to it when awarding incentive compensation to our executives under the 2006 Incentive Plan and the Stock Incentive Plan.

Determination of Stock Option Grant Dates

The Compensation Committee generally grants stock options at the following times: (i) on the date the executive receiving the stock option grant is hired, and (ii) once annually under the Stock Incentive Plan.  Stock options granted under the Stock Incentive Plan are recommended by the Chief Executive Officer for the review and approval of the Compensation Committee.  In certain circumstances, the Compensation Committee may grant stock options at other times during the year.  The Compensation Committee endeavors to avoid granting stock options in advance of the release of news which might impact the price of our Common Stock.  See “Compensation Discussion and Analysis–Determination of the Amount of Each Element of Compensation–Long-Term Incentive Compensation.”

Tax and Accounting Treatment

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers.  Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.  The Stock Incentive Plan and the 2006 Bonus Plan have been structured to comply with the requirements of Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder.   All stock awards granted during fiscal year 2006 under the Stock Incentive Plan qualify as performance-based compensation.  None of the bonuses awarded during fiscal year 2006 under the 2006 Incentive Plan qualify as performance-based compensation.  The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for our executive officers. However, it retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the stockholders’ interests.

Accounting Treatment

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), “Share Based Payment” (SFAS 123R), which replaces SFAS 123, and supersedes APB 25. SFAS 123R requires that all stock-based payments to employees, including grants of employee stock options, be recognized as compensation expense in the financial statements based on their fair values. SFAS 123R also requires that tax benefits associated with these stock-based payments be classified as financing activities in the statement of cash flows rather than operating activities as currently permitted.

We adopted SFAS 123R effective January 1, 2006. It is effective for all awards granted after that date. For stock option awards granted prior to January 1, 2006 but for which the vesting period was not complete, we adopted the modified prospective transition method permitted by SFAS 123R. Under this method, we accounted for such awards on a prospective basis, with expense recognized in our statement of operations beginning in the first quarter of 2006 using the grant-date fair values. We recognize the related compensation cost not previously recognized in the SFAS 123 pro forma disclosures over the remaining vesting period.

Security Ownership Guidelines; Policies Regarding Hedging the Risk of Security Ownership

While the Compensation Committee encourages equity ownership by our executives, we currently do not have any requirements or guidelines with respect to our equity or security ownership.  We do not have any policies regarding hedging the economic risk of such ownership, although our code of ethics strictly prohibits trading while in the possession of material, non-public information regarding the Company.

The Role of Executive Officers in the Compensation Process

The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself.  The Compensation Committee annually reviews the base salary of the Chief Executive Officer and the base salary of the Chief Executive Officer may be increased by the Compensation Committee in its sole and absolute discretion.  Other than the Chief Executive Officer, no executive officer participates in the determination of compensation.

Compensation Recovery Policy (Clawback)

Other than complying with the applicable provisions of the Sarbanes-Oxley Act of 2002, we do not have a policy providing for the return of compensation or benefits previously made to our executives.  The Compensation Committee intends to reexamine the circumstances under which compensation may be denied or withheld or may be required to be returned in the event of certain conduct or other circumstances.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this proxy statement, with the Company’s management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee

Thomas B. Fargo, Chairman

Bert T. Kobayashi, Jr.

Crystal K. Rose

February 8, 2007

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal year ended December 31, 2006 to (1) the Chief Executive Officer, (2) the Chief Financial Officer and (3) the three most highly compensated executive officers, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus		Option Awards(3)	All Other Compensation		Total
		($)	($)		($)	($)		($)
Mark B. Dunkerley President and Chief Executive Officer	2006	550,000	787,000	(1)	1,079,108	40,794	(4)	2,456,902

Peter R. Ingram Executive Vice President, Chief Financial Officer and Treasurer	2006	278,125	251,878	(2)	80,949	46,511	(5)	657,463

H. Norman Davies, Jr. Executive Vice President, Operations	2006	250,000	169,876		108,041	17,156	(6)	545,073

Barbara D. Falvey Senior Vice President, Human Resources	2006	250,000	165,450		158,528	36,850	(7)	613,328

David J. Osborne Executive Vice President and Chief Information Officer	2006	256,250	226,738		164,328	7,140	(8)	654,456

(1)

On March 9, 2007, Mr. Dunkerley, in partial satisfaction of the discretionary portion of his 2006 annual bonus, elected to receive 50,000 deferred stock units (the “Units”). The value of the Units is $220,500, which amount is included as part of Mr. Dunkerley’s 2006 annual bonus. The remainder of Mr. Dunkerley’s 2006 annual bonus was paid in cash. The Units are fully vested as of the date of grant and the shares of Common Stock underlying the Units will be delivered on the earlier of (i) January 2, 2008; (ii) Mr. Dunkerley’s death or disability; (iii) Mr. Dunkerley’s voluntary termination of employment; or (iv) a change in control of the Company.

(2)	This amount includes $50,000 received by Mr. Ingram in 2005 as a prepayment of his fiscal 2006 incentive compensation.

(3)

Represents compensation expense for 2006 for the fair value of options to purchase shares of our Common Stock granted to each named executive officer in 2006 as well as prior year’s options that were unvested as of January 1, 2006, as calculated in accordance with SFAS 123(R). Please refer to Note 10 to our consolidated financial statements for the year ended December 31, 2006 in Hawaiian Holdings’ 2006 Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made in years prior to 2006, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K.

(4)

This amount includes (i) the Company’s contributions to Mr. Dunkerley’s 401(k) savings account in the amount of $28,637, (ii) a car allowance in the amount of $12,000 and (iii) miscellaneous personal benefits in the amount of $157.

(5)

This amount includes (i) the Company’s contributions to Mr. Ingram’s 401(k) savings account in the amount of $756, (ii) a housing allowance in the amount of $30,000 and (iii) a reimbursement of relocation expenses in the amount of $15,755.

(6)	This amount includes (i) the Company’s contributions to Mr. Davies’ 401(k) savings account in the amount of $16,942 and (ii) miscellaneous personal benefits in the amount of $214.

(7)	This amount includes (i) the Company’s contributions to Ms. Falvey’s 401(k) savings account in the amount of $6,850 and (ii) a housing allowance in the amount of $30,000.

(8)	Represents the Company’s contributions to Mr. Osborne’s 401(k) savings account.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2006 to each of the executive officers named in the Summary Compensation Table.

	Grant Date	All Option Awards: Number of Shares Underlying Options(1)	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Option Awards(3)
		(#)	($/Sh)	($)
Mark B. Dunkerley	—	—	—	—

Peter R. Ingram	11/10/2006	100,000	4.40	214,858

H. Norman Davies, Jr.	11/8/2006	63,902	4.36	141,667

Barbara D. Falvey	—	—	—	—

David J. Osborne	11/8/2006	59,984	4.36	132,981

(1)

Each option was granted pursuant to the Company’s 2005 Stock Incentive Plan. Each option has an exercise price per share equal to the closing market price of our Common Stock on the date of grant. The options granted to Mr. Ingram become exercisable in three equal annual installments, on each of the first, second and third anniversaries of the grant date. The options granted to Mr. Davies and Mr. Osborne become exercisable on the third anniversary of the grant date. Each option has a ten year term.

(2)	This column shows the option’s exercise price, which is equal to the closing market price on the grant date.

(3)	This column shows the fair value of the option award calculated in accordance with SFAS 123R.

See “Compensation Discussion and Analysis–Employment Agreements” for a description of each named executive officer’s employment agreement.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2006, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mark B. Dunkerley	12/23/2002	200,000	—		2.10	12/23/2012
	6/10/2005	100,000	200,000	(1)	5.00	6/10/2015
	7/25/2005	248,000	496,000	(1)	4.62	7/25/2015

Peter R. Ingram	11/16/2005	33,334	66,666	(2)	3.42	11/16/2015
	11/10/2006	—	100,000	(2)	4.40	11/10/2016

H. Norman Davies, Jr.	2/27/1998	30,000	—		3.50	2/27/2008
	6/30/2000	20,000	—		2.63	6/30/2010
	6/10/2005	—	50,798	(3)	5.00	6/10/2015
	7/25/2005	—	51,300	(3)	4.62	7/25/2015
	11/8/2006	—	63,902	(3)	4.36	11/8/2016

Barbara D. Falvey	7/25/2005	55,333	110,667	(4)	4.62	7/25/2015

David J. Osborne	6/10/2005	27,708	27,708	(5)	5.00	6/10/2015
	7/25/2005	25,300	25,300	(5)	4.62	7/25/2015
	11/8/2006	—	59,984	(5)	4.36	11/8/2016

(1)

Mr. Dunkerley’s options vest as follows: (i) with respect to the grant of options on June 10, 2005, 100,000 options vest on January 1, 2007 and 100,000 options vest on January 1, 2008 and (ii) with respect to the grant of options on July 25, 2005, 248,000 options vest on January 1, 2007 and 248,000 options vest on January 1, 2008.

(2)

Mr. Ingram’s options vest as follows: (i) with respect to the grant of options on November 16, 2005, 33,333 options vest on November 16, 2007 and 33,333 options vest on November 16, 2008 and (ii) with respect to the grant of options on November 10, 2006, 33,334 options vest on November 10, 2007, 33,333 options vest on November 10, 2008 and 33,333 options vest on November 10, 2009.

(3)

Mr. Davies’ options vest as follows: (i) with respect to the grant of options on June 10, 2005, 50,798 options vest on June 10, 2008, (ii) with respect to the grant of options on July 25, 2005, 51,300 options vest on July 25, 2008 and (iii) with respect to the grant of options on November 8, 2006, 63,902 options vest on November 8, 2009.

(4)	Ms. Falvey’s options vest as follows: 55,333 options vest on July 11, 2007 and 55,334 options vest on July 11, 2008.

(5)

Mr. Osborne’s options vest as follows: (i) with respect to the grant of options on June 10, 2005, 27,708 options vest on May 16, 2007, (ii) with respect to the grant of options on July 25, 2005, 25,300 options vest on May 16, 2007 and (iii) with respect to the grant of options on November 8, 2006, 59,984 options vest on November 8, 2009.

Potential Payments Upon Termination or Change-in-Control

We have entered into agreements that will require us to provide compensation to the officers named in the Summary Compensation Table in the event of a termination of employment or a change in control of the Company.  See “Compensation Discussion and Analysis–Employment Agreements” for a description of such agreements. The amount of compensation payable to each such executive in each situation is listed in the tables below, if their employment were to have been terminated as of December 31, 2006.

The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for Mark B. Dunkerley, our President and Chief Executive Officer:

	Termination
Benefits and Payments	Employment Agreement Severance (1)(3)	Employment Agreement No Severance (2)(3)	Death(3)	Disability(3)	Change in Control (4)
Lump Sum Payment	$1,000,000	$—	$—	$—	$1,000,000
Performance/Incentive Bonus(5)	787,000	—	—	—	787,000
Stock Options (Accelerated Vesting) (6)	138,880	—	—	—	138,880
Life Insurance Proceeds (7)	—	—	300,000	—	—
Insurance Premiums (Life, Health and Disability) (8)	7,228	—	—	—	7,228

Total	$1,933,108	$—	$300,000	$—	$1,933,108

(1)

Mr. Dunkerley’s employment agreement provides him with severance payments upon (1) termination of employment by the Company without “Cause” and (2) termination of employment by Mr. Dunkerley for “Good Reason.” Under the Dunkerley Agreement: (a) “Cause” means (i) a material breach by Mr. Dunkerley of his obligations under the Dunkerley Agreement, after Mr. Dunkerley has been given written notice specifying the breach and has been provided a thirty day opportunity to cure, including, without limitation, willful neglect of Mr. Dunkerley’s duties or Mr. Dunkerley’s willful failure (other than any such failure resulting from the termination of Mr. Dunkerley’s employment for death, disability, retirement or “Good Reason”) to implement or adhere to policies established by, or directives of, the Board of Directors, (ii) Mr. Dunkerley is convicted of, or pleads guilty or no contest to a felony, or written evidence is presented to the Board of Directors that Mr. Dunkerley engaged in a crime that may have an adverse impact on the Company’s reputation and standing in the community, and (iii) Mr. Dunkerley has committed fraud in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others; and (b) “Good Reason” means (i) the assignment to Mr. Dunkerley of any duties that are materially inconsistent with, or reflect a material reduction of, Mr. Dunkerley’s powers and responsibilities, or a change of Mr. Dunkerley’s reporting responsibilities, or a negative change of Mr. Dunkerley’s title and responsibilities, (ii) the Company’s material breach of any of the provisions of the Dunkerley Agreement, or a material change in the conditions of Mr. Dunkerley’s employment, including, without limitation, a failure by the Company to provide Mr. Dunkerley with incentive compensation and benefit plans that provide comparable benefits and amounts as such type of programs in effect as of the effective date of the Dunkerley Agreement as provided to other Company executive officers, (iii) the relocation of the Company’s principal executive offices to a location outside of the Honolulu area or the Company’s requiring that Mr. Dunkerley be based anywhere other than the Company’s principal executive offices, except for travel on Company business to an extent substantially consistent with Mr. Dunkerley’s position and responsibilities, (iv) a Change in Control of the Company (as defined in note 4 below) or (v) a failure by the Company to maintain Directors’ and Officers’ insurance as set forth in the Dunkerley Agreement.

(2)	This column covers termination of Mr. Dunkerley’s employment under his employment agreement under any circumstances not described in note 1 above.

(3)	Regardless of the manner in which Mr. Dunkerley’s employment terminates, he is entitled to receive any portion of his base salary accrued, but not paid, prior to the termination date.

(4)

In the event of a “Change in Control,” Mr. Dunkerley has the right, on written notice to the Company given at any time within sixty days after such “Change of Control,” to elect to terminate his employment with the Company, which termination will be deemed a termination by Mr. Dunkerley for “Good Reason.” The dollar value in the table assume that Mr. Dunkerley has elected to terminate his employment for “Good Reason” on December 31, 2006.

Under the Dunkerley Agreement, a “Change in Control” means any of the following (a) any person or persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own 30% or more of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the “Voting Stock”) or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the shareholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 50% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 50% of the economic interests in the Company or any successor entity of the Company; (c) the approval by the shareholders of the Company of any sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company or (e) a change in the composition of the Board of Directors, as a result of which, fewer than one-half of the incumbent directors (without including directors who are appointed as part of the union contract) are directors who either (i) had been directors, other than directors who are appointed as part of the union contract, of the Company on the effective date of the Dunkerley Agreement (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination or directors whose election or nomination was previously so approved.

(5)

Pursuant to the Dunkerley Agreement, if Mr. Dunkerley’s employment is terminated by the Company without “Cause” or by Mr. Dunkerley for “Good Reason,” Mr. Dunkerley shall be entitled to receive a performance/incentive bonus for services rendered during the year in which Mr. Dunkerley’s employment is terminated.The dollar value in the table represents the bonus earned by Mr. Dunkerley for fiscal 2006.

(6)

Pursuant to the Dunkerley Agreement, all unvested equity benefits granted to Mr. Dunkerley become immediately fully vested and exercisable upon a termination without “Cause” or “Good Reason.” The dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Company’s Common Stock on December 31, 2006 ($4.90) and the exercise price of the unvested options, multiplied by the number of shares of Common Stock underlying the unvested stock options held by Mr. Dunkerley at December 31, 2006.

(7)	The Company is self-insured with respect to the life insurance covering Mr. Dunkerley. The Company will be required to pay $300,000 in a lump sum in the event of Mr. Dunkerley’s death.

(8)	These premiums are paid by us when due for one year after termination. The numbers in the table are based on the premiums paid in fiscal 2006.

The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for Peter R. Ingram, our Executive Vice President, Chief Financial Officer and Treasurer:

	Termination
Benefits and Payments	Employment Agreement Severance (1)(3)	Employment Agreement No Severance (2)(3)	Death(3)	Disability(3)	Change in Control (4)
Base Salary(5)	$300,000	$—	$—	$—	$—

(1)

Mr. Ingram’s employment agreement provides him with a severance payment upon termination of employment by the Company without “Cause.” Under the Ingram Agreement, “Cause” means (i) a material breach of the Ingram Agreement by Mr. Ingram, including without limitation, repeated neglect of Mr. Ingram’s duties, Mr. Ingram’s repeated material lack of diligence and attention in performing services as provided in the Ingram Agreement, or Mr. Ingram’s repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Ingram stating the reason for such breach and providing Mr. Ingram thirty (30) days opportunity to cure, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company’s reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company’s corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company’s House Rules (as defined in the Ingram Agreement). Receipt of severance benefits is subject to Mr. Ingram’s execution of a release and waiver in favor of the Company.

(2)	This column covers termination of Mr. Ingram’s employment under his employment agreement under any circumstances not described in note (1) above.

(3)

Regardless of the manner in which Mr. Ingram’s employment terminates, he is entitled to receive (i) any portion of his base salary accrued, but not paid, prior to the termination date and (ii) any unreimbursed expenses in accordance with the Company’s expense reimbursement policy.

(4)	The Ingram Agreement does not provide for any payments or benefits to Mr. Ingram in the event of a change in control of the Company.

(5)

Pursuant to the Ingram Agreement, if Mr. Ingram’s employment is terminated by the Company without “Cause,” Mr. Ingram shall be entitled to receive a lump sum payment equal to his then-current base salary.

The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for H. Norman Davies, Jr., our Executive Vice President, Operations:

	Termination
Benefits and Payments	Employment Agreement Severance (1)(3)	Employment Agreement No Severance (2)(3)	Death(3)	Disability(3)	Change in Control(4)
Base Salary(5)	$250,000	$—	$—	$—	$—
Relocation Allowance (5)	50,000	$—	$—	$—	$—
Insurance Premiums (Medical and Dental) and Other Fringe Benefits(5)	7,228	—	—	—	—

Total	$307,228	$—	$—	$—	$—

(1)

Mr. Davies’ employment agreement provides him with severance payments upon termination of employment by the Company without “Cause.” Under the Davies Agreement, “Cause” means (i) a material breach of the Davies Agreement by Mr. Davies, including without limitation, repeated willful neglect of Mr. Davies’ duties, Mr. Davies’ material lack of diligence and attention in performing services as provided in the Davies Agreement, or Mr. Davies’ repeated failure to implement or adhere to policies established by, or directives of, the Board of Directors, (ii) conduct of a criminal nature that may have an adverse impact on the Company’s reputation and standing in the community or (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others.

(2)	This column covers termination of Mr. Davies’ employment under his employment agreement under any circumstances not described in note (1) above.

(3)

Regardless of the manner in which Mr. Davies’ employment terminates, he is entitled to receive (i) any portion of his base salary accrued, but not paid, prior to the termination date and (ii) any unreimbursed expenses in accordance with the Company’s expense reimbursement policy.

(4)	The Davies Agreement does not provide for any payments or benefits to Mr. Davies in the event of a change in control of the Company.

(5)

Pursuant to the Davies Agreement, (A) if Mr. Davies’ employment is terminated by the Company without “Cause” or by Mr. Davies upon thirty days written notice after June 7, 2003, (i) Mr. Davies shall be entitled to receive his then-current base salary on a bimonthly basis for a period of eighteen months following the termination date and (ii) the Company shall continue to provide Mr. Davies will medical and dental coverage and other fringe benefits provided for under the Davies Agreement for a period of eighteen months following the termination date, and (B) if Mr. Davies’ employment is terminated by the Company without “Cause” or if Mr. Davies resigns, the Company will pay Mr. Davies’ moving expenses in an amount not to exceed $50,000.

The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for David J. Osborne, our Executive Vice President and Chief Information Officer:

	Termination
Benefits and Payments	Employment Agreement Severance (1)(3)	Employment Agreement No Severance (2)(3)	Death(3)	Disability(3)	Change in Control(4)
Base Salary(5)	$300,000	$—	$—	$—	$—
Performance/Incentive Bonus (5)	226,738	—	—	—	—
Insurance Premiums (Medical and Dental) (5)	7,228	—	—	—	—

Total	$533,966	$—	$—	$—	$—

(1)

Mr. Osborne’s employment agreement provides him with a severance payment upon termination of employment by the Company without “Cause.” Under the Osborne Agreement, “Cause” means (i) a material breach of the Osborne Agreement by Mr. Osborne, including without limitation, repeated neglect of Mr. Osborne’s duties, Mr. Osborne’s repeated material lack of diligence and attention in performing services as provided in the Osborne Agreement, or Mr. Osborne’s repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Osborne stating the reason for such breach and providing Mr. Osborne thirty (30) days opportunity to cure, (ii)  commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company’s reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company’s corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company’s House Rules (as defined in the Osborne Agreement). Receipt of severance benefits is subject to Mr. Osborne’s execution of a release and waiver in favor of the Company.

(2)	This column covers termination of Mr. Osborne’s employment under his employment agreement under any circumstances not described in note (1) above.

(3)

Regardless of the manner in which Mr. Osborne’s employment terminates, he is entitled to receive (i) any portion of his base salary accrued, but not paid, prior to the termination date and (ii) any unreimbursed expenses in accordance with the Company’s expense reimbursement policy.

(4)	The Osborne Agreement does not provide for any payments or benefits to Mr. Osborne in the event of a change in control of the Company.

(5)

Pursuant to the Osborne Agreement, if Mr. Osborne’s employment is terminated by the Company without “Cause,” Mr. Osborne shall be entitled to receive a lump sum payment equal to (i) Mr. Osborne’s then-current base salary, (ii) the amount required to pay medical/dental premiums for one year and (iii) a performance/incentive bonus for services rendered during the year in which Mr. Osborne’s employment was terminated without “Cause.”

The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for Barbara D. Falvey, our Senior Vice President – Human Resources:

	Termination
Benefits and Payments	Employment Agreement Severance (1)(3)	Employment Agreement No Severance (2)(3)	Death(3)	Disability(3)	Change in Control(4)
Base Salary(5)	$250,000	$—	$—	$—	$—
Performance/Incentive Bonus (5)	165,450	—	—	—	—
Insurance Premiums (Medical and Dental) (5)	7,228	—	—	—	—

Total	$422,678	$—	$—	$—	$—

(1)

Ms. Falvey’s employment agreement provides her with a severance payment upon termination of employment by the Company without “Cause.” Under the Falvey Agreement, “Cause” means (i) a material breach of the Falvey Agreement by Ms. Falvey, including without limitation, repeated neglect of Ms. Falvey’s duties, Ms. Falvey’s repeated material lack of diligence and attention in performing services as provided in the Falvey Agreement, or Ms. Falvey’s repeated failure to implement or adhere to Company policies, in each case after notice to Ms. Falvey stating the reason for such breach and providing Ms. Falvey thirty (30) days opportunity to cure, (ii)  commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company’s reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company’s corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company’s House Rules (as defined in the Falvey Agreement). Receipt of severance benefits is subject to Ms. Falvey’s execution of a release and waiver in favor of the Company.

(2)	This column covers termination of Ms. Falvey’s employment under her employment agreement under any circumstances not described in note (1) above.

(3)

Regardless of the manner in which Ms. Falvey’s employment terminates, she is entitled to receive (i) any portion of her base salary accrued, but not paid, prior to the termination date and (ii) any unreimbursed expenses in accordance with the Company’s expense reimbursement policy.

(4)	The Falvey Agreement does not provide for any payments or benefits to Ms. Falvey in the event of a change in control of the Company.

(5)

Pursuant to the Falvey Agreement, if Ms. Falvey’s employment is terminated by the Company without “Cause,” Mr. Falvey shall be entitled to receive a lump sum payment equal to (i) Mr. Falvey’s then-current base salary, (ii) the amount required to pay medical/dental premiums for one year and (iii) the prorated value of any performance/incentive bonus to which Ms. Falvey would have been entitled during the year in which Ms. Falvey’s employment was terminated without “Cause.”

Compensation Committee Interlocks
and Insider Participation

No member of the Compensation Committee has at any time been an employee of ours.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 31, 2007 of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options and warrants).  The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of March 31, 2007.  The table is based on 46,583,914 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of March 31, 2007.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
RC Aviation LLC	3,066,287	(1)	6.6% of Common Stock
12275 El Camino Real
Suite 110
San Diego, CA 92130

RC Aviation Management, LLC	5,033,528	(1)	10.6% of Common Stock
12275 El Camino Real
Suite 110
San Diego, CA 92130

Lawrence S. Hershfield	5,173,528	(1)	10.9% of Common Stock
12275 El Camino Real
Suite 110
San Diego, CA 92130

QVT Hawaiian LLC	4,205,412	(2)	8.8% of Common Stock
527 Madison Avenue, 8th Floor
New York, NY 10022

Whitebox Advisors LLC	4,136,989	(3)	8.7% of Common Stock
3033 Excelsior Boulevard
Suite 300
Minneapolis, MN 55416

Canyon Capital Advisors LLC	4,186,956	(4)	8.6% of Common Stock
9665 Wilshire Boulevard, Suite 200
Beverly Hills, CA 90212

Hotel Alpha Holding Company, LLC	3,055,079	(5)	6.3% of Common Stock
9665 Wilshire Boulevard, Suite 200
Beverly Hills, CA 90212

Schultze Asset Management, LLC	2,331,446	(6)	5.0% of Common Stock
3000 Westchester Avenue
Purchase, NY 10577

International Association of Machinists	1		100% of Series B Special Preferred
and Aerospace Workers			Stock (constituting 33.3% of all
9000 Machinest Place			Special Preferred Stock)
Upper Marlboro, MD 20772-2687
Attn: R. Thomas Buffenbarger

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
Association of Flight Attendants	1		100% of Series C Special Preferred
501 Third Street, N.W., 9th Floor			Stock (constituting 33.3% of all
Washington, DC 20005-4006			Special Preferred Stock)
Attn: David Borer, Esq.

Hawaiian Master Executive Council	1		100% of Series D Special Preferred
c/o Air Line Pilots Association			Stock (constituting 33.3% of all
3375 Koapaka Street, Suite F-238-8			Special Preferred Stock)
Honolulu, HI 96819
Attn: Master Chairman, Hawaiian MEC

Gregory S. Anderson**	13,000	(7)	Common Stock*

L. Todd Budge**	0	(8)	Common Stock*

Mark B. Dunkerley**	896,000	(9)	1.9% of Common Stock

Thomas B. Fargo**	5,000	(10)	Common Stock*

Randall L. Jenson**	81,500	(11)	Common Stock*

Sean Kim**	0	(12)	Common Stock*

Bert T. Kobayashi, Jr. **	13,000	(13)	Common Stock*

Eric C.W. Nicolai**	1,327.7	(14)	Common Stock*

Crystal K. Rose**	0	(15)	Common Stock*

William S. Swelbar**	1,667	(16)	Common Stock*

H. Norman Davies, Jr.**	50,000	(17)	Common Stock*

Barbara D. Falvey**	55,333	(18)	Common Stock*

Peter R. Ingram**	33,334	(19)	Common Stock*

David J. Osborne**	53,008	(20)	Common Stock*

All current directors and executive
officers as a group (15 persons)	6,376,697.7		13.1% of Common Stock

*	Less than 1%

**	Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)	According to the Amendment No. 4 to Schedule 13D filed by RC Aviation on June 8, 2006 (“RC Schedule 13D”), on May 8, 2006 and June 2, 2006, RC Aviation distributed 6,848,948 and 1,486,346 shares of Common Stock, respectively, to its members, retaining 1,664,706 shares of Common Stock from the 10,000,000 shares of Common Stock it acquired from AIP, LLC in June 2004.  Also, according to the RC Schedule 13D, RC Aviation acquired beneficial ownership of 1,402,121 shares of Common Stock in satisfaction of certain bankruptcy claims pursuant to the Company’s Third Amended Joint Plan of Reorganization (the “Joint Plan”).  According to the RC Schedule 13D, the shares of Common Stock beneficially owned by RC Management consist of (i) 1,664,706 shares of Common Stock beneficially held through RC Aviation, (ii) 1,105,882 shares of Common Stock received from RC Aviation pursuant to the May 8, 2006 distribution, (iii) 758,158 shares of Common Stock issuable upon exercise of a warrant held by RC Management and (iv) 1,504,782 shares of Common Stock acquired in satisfaction of certain bankruptcy claims pursuant to the Joint Plan.  According to the RC Schedule 13D, the shares of Common Stock beneficially owned by Mr. Hershfield consist of (i) 1,664,706 shares of Common Stock beneficially held through RC Aviation and RC Management, (ii) 1,105,882 shares of Common Stock beneficially held through RC Management and received from RC Aviation pursuant to the May 8, 2006 distribution, (iii) 758,158 shares of Common Stock beneficially held through RC Management and that are issuable upon exercise of a warrant held by RC Management, (iv) 1,504,782 shares of Common Stock beneficially held through RC Management and acquired in satisfaction of certain bankruptcy claims pursuant to the Joint Plan, (v) 40,000 shares of Common Stock held directly in Mr. Hershfield’s capacity as an individual, (vi) 100,000 shares of Common Stock which are currently exercisable pursuant to an option granted to Mr. Hershfield on December 15, 2005 and (vii) 6,667 shares of Common Stock which are currently exercisable pursuant to an option granted to Mr. Hershfield in August 2005.  In addition, on May 31, 2006, Mr. Hershfield was granted an option to purchase 15,000 shares of Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(2)

According to the Amendment No. 1 to Schedule 13G filed on February 14, 2007, QVT Hawaiian LLC beneficially owns 4,205,412 shares of Common Stock, consisting of 3,043,978 shares of Common Stock and an additional 1,161,434 shares of Common Stock underlying a common stock purchase warrant (the “QVT Warrant”).  The QVT Warrant to purchase 1,161,434 shares of our Common Stock is exercisable only to the extent that the number of shares issuable upon exercise of the QVT Warrant, together with all other shares of Common Stock then-owned by QVT Hawaiian LLC, would not exceed 9.999% of our then-outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act.  Under QVT Hawaiian LLC’s Limited Liability Company Operating Agreement, QVT Associates GP LLC, its President, has the sole right to manage the business and affairs of QVT Hawaiian LLC and has the sole right to vote any shares of voting securities issued to or held by QVT Hawaiian LLC.

(3)

Based on a Form 13F for the year ended December 31, 2006, filed with the Securities and Exchange Commission, Whitebox Advisors, LLC beneficially owns 4,136,989 shares of our Common Stock, which includes common stock warrants currently exercisable to purchase 1,061,287 shares of our Common Stock.

(4)

According to the Amendment No. 2 to Schedule 13G filed on February 14, 2007, Canyon Capital Advisors LLC (“CCA”) is an investment advisor to various managed accounts, including Canyon Value Realization Fund, L.P., The Canyon Value Realization Fund (Cayman), Ltd., Citi Canyon Ltd., Canyon Value Realization Fund MAC 18, Ltd., Zurich Institutional Benchmarks Master Fund, Ltd., Canyon Balanced Equity Master Fund, Ltd., CMS/Canyon DOF Subpartnership, L.P., and Canyon Capital Arbitrage Master Fund, Ltd., with the right to receive, or the power to direct the receipt, of dividends from, or the proceeds from the sale of the securities held by, such managed accounts.  Mitchell R. Julis, Joshua S. Friedman, R. Christian B. Evensen and K. Robert Turner control entities which own 100% of CCA.  The amount includes a warrant currently exercisable to purchase 2,135,297 shares of Common Stock.

(5)	Hotel Alpha Holding Company, LLC beneficially owns 3,055,079 shares of Common Stock, which includes common stock warrants currently exercisable to purchase 2,135,930 shares of Common Stock.

(6)

According to a Schedule 13G filed on February 14, 2007, Schultze Asset Management, LLC (“Schultze Asset Management”) beneficially owns 2,331,446 shares of our Common Stock.  Schultze Asset Management acts as investment manager for individual and institutional investors through limited partnerships, offshore funds, and managed accounts (the “Managed Accounts”).  In its capacity as investment manager, and pursuant to investment management agreements between Schultze Asset Management and each Managed Account, Schultze Asset Management has sole power to vote and dispose of the securities owned by the Managed Accounts.  George Schultze is the Managing Member of Schultze Asset Management.  George Schultze exercises sole voting and investment control over Schultze Asset Management.

(7)

Consists of options to purchase 8,000 shares of our Common Stock, all of which have vested.  Mr. Anderson was granted on August 10, 2005 an option to purchase 15,000 shares of our Common Stock, of which options to purchase 5,000 shares of our Common Stock have vested.  In addition, Mr. Anderson was granted on  May 31, 2006 an option to purchase 10,000 shares of our Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(8)

L. Todd Budge was granted an option to purchase 15,000 shares of Common Stock on May 31, 2006, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(9)

Mr. Dunkerley owns options to purchase 200,000 shares of our Common Stock, all of which have vested.  In addition, Mr. Dunkerley was granted options to purchase 1,044,000 shares of Common Stock pursuant to his employment agreement with the Company as follows: options to purchase 300,000 shares were granted on June 10, 2005, of which 200,000 options have vested, and options to purchase 744,000 shares were granted on July 25, 2005, of which 496,000 options have vested. The remaining 348,000 options vest on January 1, 2008.  On March 9, 2007, Mr. Dunkerley was granted 50,000 deferred stock units (the “Units”), which are payable in an equal number of shares of our Common Stock.  The Units are fully vested as of the date of grant.  The shares of Common Stock underlying the Units will be delivered on the earlier of (i) January 2, 2008; (ii) Mr. Dunkerley’s death or disability; or (iii) a change in control of the Company.  Mr. Dunkerley’s ownership of such underlying shares of Common Stock are not included herein.

(10)

Admiral Fargo was granted on August 10, 2005 an option to purchase 15,000 shares of our Common Stock, of which 5,000 options have vested.  In addition, Mr. Fargo was granted on May 31, 2006 an option to purchase 10,000 shares of our Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(11)

Mr. Jenson was granted on December 19, 2005 an option to purchase 75,000 shares of our Common Stock, which option vested in full on its grant date, and his ownership of such option shares is included herein.  Mr. Jenson also directly holds 1,500 shares of our Common Stock.  Mr. Jenson was granted on August 10, 2005 an option to purchase 15,000 shares of our Common Stock, of which options to purchase 5,000 shares of our Common Stock have vested.  Mr. Jenson was also granted on May 31, 2006 an option to purchase 10,000 shares of our Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(12)

Mr. Kim was granted an option to purchase 15,000 shares of Common Stock on May 31, 2006, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(13)

Mr. Kobayashi beneficially owns 8,000 shares of our Common Stock, including 3,000 shares of our Common Stock beneficially owned by Mr. Kobayashi’s spouse.  Mr. Kobayashi was granted on August 10, 2005 an option to purchase 15,000 shares of our Common Stock, of which options to purchase 5,000 shares of our Common Stock have vested.  In addition, Mr. Kobayashi was granted on May 31, 2006 an option to purchase 10,000 shares of our Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(14)	Mr. Nicolai beneficially owns 1,327.7 shares of Common Stock, including 490.2 shares of Common Stock beneficially owned by Mr. Nicolai’s spouse.

(15)

Crystal K. Rose was granted an option to purchase 15,000 shares of Common Stock on May 31, 2006, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and her ownership of such option shares is, therefore, not included herein.

(16)

Mr. Swelbar was granted on November 16, 2005 an option to purchase 5,000 shares of our Common Stock, of which 1,667 options have vested.  In addition, Mr. Swelbar was granted on May 31, 2006 an option to purchase 10,000 shares of our Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(17)

Mr. Davies was granted options to purchase 30,000 shares of our Common Stock and options to purchase 20,000 shares of our Common Stock on February 27, 1998 and June 30, 2000, respectively, all of which have vested.  In addition, Mr. Davies was granted options to purchase 50,798, 51,300 and 63,902 shares of our Common Stock on June 10, 2005, July 25, 2005 and November 8, 2006, respectively, which options shall vest on the third anniversary of the grant dates, and his ownership of such option shares is therefore not included herein.

(18)	Ms. Falvey was granted on July 25, 2005 an option to purchase 166,000 shares of our Common Stock, of which 55,333 options have vested.

(19)

Mr. Ingram was granted on November 16, 2005 an option to purchase 100,000 shares of our Common Stock, of which 33,334 options have vested.  In addition, Mr. Ingram was granted on November 10, 2006 an option to purchase 100,000 shares of our Common Stock, which option shall vest at the rate of 33 1/3% per year beginning with the first year following the date of grant, and his ownership of such option shares is, therefore, not included herein.

(20)

Mr. Osborne was granted options to purchase 55,416 shares of our Common Stock on June 10, 2005, of which 27,708 options have vested, and 50,600 shares of our Common Stock on July 25, 2005, of which 25,300 options have vested.  In addition, Mr. Osborne was granted options to purchase 59,984 shares of our Common Stock on November 8, 2006, which options shall vest on the third anniversary of the grant date, and his ownership of such option shares is therefore not included herein.

Special Preferred Stock

The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that entitle each Union to nominate one director.  The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting. The Unions previously had nominated representatives to the Board of Directors, which nominees had been elected to the Board of Directors. On January 31, 2004, the persons nominated by the Unions to serve on the Board of Directors resigned from the Board of Directors.  On September 29, 2005, the Board of Directors appointed the ALPA’s nominee to the Board of Directors, on November 16, 2005 the Board of Directors appointed the AFA’s nominee to the Board of Directors, and on May 31, 2006 the Board of Directors appointed the IAM’s nominee to the Board of Directors.  Each Union, as a holder of Special Preferred Stock, has the right to designate a nominee to fill a vacancy on the Board of Directors caused by the removal, resignation or death of a director whom such holder is entitled to nominate pursuant to our Amended By-laws.  If such vacancy is not filled by the Board of Directors within 30 days of such nomination, such vacancy may be filled by the written consent of the applicable holder of Special Preferred Stock.  In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the

Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

Changes In Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement.  In addition, the Governance and Nominating Committee monitors and reviews any issues regarding  the “independence” of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.

Related Party Transactions

RC Aviation LLC.  On April 21, 2006, we redeemed all of our outstanding Series A and Series B Subordinated Convertible Notes due June 1, 2010 (collectively, the “Notes”) for approximately $55.9 million.  The Notes were originally issued on June 2, 2005 to RC Aviation and certain of its members pursuant to a Note Purchase Agreement, dated June 1, 2005, between the Company and RC Aviation.  RC Aviation beneficially owns approximately 6.6% percent of our Common Stock.

Eric C.W.  Nicolai.  Mr. Nicolai, one of our directors, and his wife, Brenda Mae-Esona Nicolai, are employed by Hawaiian as a pilot and flight attendant, respectively.  The 2006 salaries of Mr. Nicolai and his wife were $171,300 and $46,700, respectively.

William S. Swelbar.  During 2006, Mr. Swelbar, one of our directors, was the President and Managing Partner of Eclat Consulting, Inc. (“Eclat”).  Eclat received consulting fees in the amount $203,519 from Holdings and Hawaiian in 2006.

Indebtedness of Management.  Since January 1, 2006, no officer or director, or affiliate thereof (including family members) has been indebted to us or any subsidiary.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations.  Each of the Audit Committee members satisfies the definition of independent director as established in the AMEX listing standards and applicable SEC regulations.  All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as that term is used in applicable SEC regulations, and is financially sophisticated, as that term is used in the AMEX listing standards.  The Board of Directors has determined that Mr. Anderson meets the SEC’s criteria for Audit Committee financial experts.

The Audit Committee has reviewed the audited financial statements of the Company and discussed such statements with management.  The Audit Committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees - AU Section 380), as currently in effect.

The Audit Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and be filed with the SEC.  The Audit Committee also appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for the year 2007.

This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

The Audit Committee

Gregory S. Anderson, Chairman

L. Todd Budge

Bert T. Kobayashi, Jr.

March 16, 2007

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The Company’s financial statements for the 2006 fiscal year were audited and reported upon by Ernst & Young.

Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.

The amounts set forth below include all fees paid to Ernst & Young for services provided to the Company during 2006 and 2005, and all fees for services provided to Hawaiian subsequent to June 2, 2005.  Prior to June 2, 2005, when we did not control or consolidate Hawaiian, all services provided to Hawaiian by Ernst & Young, and the fees paid by Hawaiian to Ernst & Young, were under the supervision of the bankruptcy trustee, subject to approval by the bankruptcy court, and therefore were not subject to the audit committee pre-approval policies described below.

Audit Fees

Fees for audit services rendered by Ernst & Young to the Company and Hawaiian totaled $2.6 and $4.7 million for 2006 and 2005, respectively. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.  All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Audit Related Fees

Fees for audit-related services rendered by Ernst & Young to the Company and Hawaiian totaled $0.1 and $0.1 million in 2006 and 2005, respectively, consisting entirely of fees for the audit of Hawaiian’s employee benefit plans.  All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Tax Fees

Fees for tax services rendered by Ernst & Young to the Company and Hawaiian totaled $0.5 million and $0.4 million in 2006 and 2005, respectively.  Tax fees consist primarily of fees for the preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.

Other Fees

Ernst & Young did not provide any professional services during fiscal 2006 and 2005 other than those described under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees”.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, whereby it may pre-approve the provision of services to us by the independent auditors. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit-related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting.  To date, we have not received any stockholder proposals.  However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2006, except that (i) Messrs. Hershfield, Jenson, Carty, Kobayashi, Swelbar, Anderson and Fargo did not timely file a Form 4 in connection with stock option grants on May 31, 2006 and (ii) Mr. Nicolai did not timely file a Form 4 in connection with an award of 794 shares of Common Stock on May 1, 2006.

STOCKHOLDER PROPOSALS

Our Secretary must receive written notification of any proposal that a stockholder submits for inclusion in our proxy statement and proxy for the 2008 annual meeting of stockholders by no later than December 29, 2007, in accordance with the provisions of Rule 14a-8 under the Exchange Act.  In accordance with our Amended By-Laws, such written notice must set forth: (A) as to each person, if any, whom such stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation that such stockholder intends to continue to hold, through the date of the 2008 annual meeting of stockholders, the requisite amount of the Company’s securities entitled to be voted on the proposal at the annual meeting pursuant to Rule 14a-8(b)(1) under the Exchange Act, and (v) a representation whether such stockholder or the beneficial owner, if any, or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

In accordance with our Amended By-Laws, for a matter not included in our proxy materials to be properly brought before the 2008 annual meeting of stockholders, the written notice described above must be delivered to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting.  Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC’s Rule 14a-8) must be received by no later than the close of business on March 2, 2008 and no earlier than January 31, 2008; provided, however, that in the event that the date of the 2008 annual meeting is earlier than May 1, 2008 or later than August 9, 2008, notice by such stockholder must be so delivered to our Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2008 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2008 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

If a stockholder submits a proposal for the 2008 annual meeting of stockholders other than in accordance with Rule 14a-8 and that stockholder does not provide notice of such proposal to us by March 2, 2008 (unless such date has been extended as set forth above), the holders of any proxy solicited by the Board of directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.

ANNUAL REPORT

Together with this Proxy Statement, we are mailing the 2006 Annual Report to stockholders which includes financial statements for the year ended December 31, 2006, as well as other information about our activities.  The 2006 Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE.  THE REQUEST SHOULD BE DIRECTED TO US AT 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

By the order of the Board of Directors

Lawrence S. Hershfield
Chairman of the Board of Directors

APPENDIX A

INDEPENDENCE GUIDELINES

In accordance with AMEX rules, independence determinations under the guidelines in section (a) below will be based upon a director’s relationships with Hawaiian Holdings, Inc. (the “Company”) and its subsidiaries during the three years preceding the determination. Similarly, independence determinations under the guidelines in section (b) below will be based upon the extent of commercial relationships during the three completed fiscal years preceding the determination.

a.               A director will not be independent if:

i.                  the director is employed by the Company or any its subsidiaries, or an immediate family member is an executive officer of the Company or any its subsidiaries;

ii.               the director, or an immediate family member of the director, receives any compensation from the Company or any of its subsidiaries in excess of $60,000 in any year, other than (i) director and committee fees, (ii) compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company or any of its subsidiaries, (iii) compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year) or (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

iii.            the director is affiliated with or employed by the Company’s independent auditor, or an immediate family member is affiliated with or employed in a professional capacity by the Company’s independent auditor; or

iv.           an executive officer of the Company or any of its subsidiaries is on the compensation committee of the board of directors of a company which employs the director or an immediate family member as an executive officer.

b.              A director will not be independent if, at the time of the independence determination, the director is, or an immediately family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company or any of its subsidiaries made, or from which the Company or any of its subsidiaries received, payments that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more.

A-1

APPENDIX B

HAWAIIAN HOLDINGS, INC.

AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER
(As Adopted by the Board of Directors, February 8, 2007)

Purpose

The Compensation Committee is appointed by the Board of Directors (the “Board”) of Hawaiian Holdings, Inc. (the “Company”) to discharge the Board’s responsibilities relating to the compensation of the Company’s executive officers and other key officers (as determined by the Compensation Committee).

The Compensation Committee shall develop and oversee the implementation of the Company’s philosophy with respect to the compensation of the Company’s executive officers and other selected key officers that will (i) reflect the financial performance of the Company and achievement of financial and other performance objectives, (ii) align the interests of such officers with the interests of its stockholders and (iii) provide long-term incentives for such officers to contribute to the overall success of the Company.  The Compensation Committee shall seek to set compensation at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executive officers and other key officers who will contribute to the Company’s success.  In assessing overall compensation for executive officers and other key officers, the Compensation Committee shall consider the Company’s performance and industry position, general industry data and the recommendations of third-party consultants and such analytical tools as the Compensation Committee deems appropriate.

Committee Membership and Meetings

The Compensation Committee shall consist of no fewer than three members.  Each member of the Compensation Committee shall satisfy the independence requirements established by any exchange on which the Company’s securities may be traded, meet the definitions of “non-employee director” for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The members of the Compensation Committee shall be appointed by the Board based on the recommendation of the Governance and Nominating Committee.  Compensation Committee members may be replaced by the Board.  Any action duly taken by the Compensation Committee shall be valid and effective, whether or not the members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.  The Board shall designate one member of the Compensation Committee to serve as its chair.

The Compensation Committee shall meet at least twice annually, or more frequently as circumstances dictate.  Special meetings may be convened as the Compensation Committee deems necessary or appropriate.  The Compensation Committee may invite to any of its meetings other directors, members of Company management and such other persons as it deems appropriate in order to carry out its responsibilities.

The affirmative vote of a majority of the members of the Compensation Committee present at the time of such vote shall be required to approve any action of the Compensation Committee.  Subject to the requirements of any applicable law, regulation or rule, any action required or permitted to be taken at a meeting of the Compensation Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Compensation Committee.  Those Compensation Committee members present in person or by means of telephone conference or other communications equipment through which all persons participating in the meeting can hear each other shall be counted to determine whether a quorum is present.

The Compensation Committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the Minute Book of the Company. The Secretary or Assistant Secretary of the Company may act as Secretary of the Compensation Committee, if requested, or the Compensation Committee may appoint one of its members to act as Secretary of a meeting.

When the Compensation Committee meets to evaluate and recommend to the Board the compensation of the Company’s Chief Executive Officer (the “CEO”), the Compensation Committee shall meet in executive session without the presence of the CEO. The CEO may be present during deliberations to determine the compensation of all other officers of the Company, but may not vote.

Committee Authority and Resources

1.                                       The Compensation Committee shall have the sole authority to retain at the expense of the Company any compensation consultant used to assist the Company, the Board or the Compensation Committee in the evaluation of the compensation of executive officers and other key officers and shall have sole authority to approve such consultant’s fees and other retention terms.

2.                                       The Compensation Committee also shall have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company, independent legal, accounting, actuarial or other advisors.  The Compensation Committee shall have the sole authority to approve such advisors’ fees and other retention terms.  The Compensation Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company.

3.                                       The Compensation Committee shall have the authority to confer with Company management and other employees to the extent it deems necessary or appropriate to fulfill its responsibilities.  The Compensation Committee is authorized to conduct or initiate inquiries or investigations into any matters within the Compensation Committee’s scope of responsibilities and shall have full access to the books, records, facilities and personnel of the Company.

Committee Responsibilities and Duties

1.                                       The Compensation Committee shall, at least annually, review and approve performance goals and objectives relevant to the compensation of executive officers and other selected key officers, evaluate the performance of such officers in light of those goals and objectives, determine and approve such officers’ compensation levels based on this evaluation and certify whether and to what extent performance goals have been attained, all in keeping with the Company’s compensation philosophy.  In determining the long-term incentive component of compensation for executive officers and other key officers, the Compensation Committee may consider the Company’s performance and relative stockholder returns, the value of similar incentive awards at comparable companies, the awards given to such officers in past years and other factors that the Compensation Committee deems appropriate in connection with its review.

2.                                       The Compensation Committee shall interpret, implement, administer, review and approve all aspects of remuneration to the Company’s executive officers and other key officers, including their participation in incentive compensation plans and equity-based compensation plans.

3.                                       The Compensation Committee shall review and approve for the Company’s executive officers and other selected key officers all employment agreements, consulting agreements, severance arrangements and change in control agreements or provisions.

4.                                       The Compensation Committee shall develop, approve, administer and recommend to the Board and the Company’s stockholders for their approval (to the extent such approval is required by applicable law, regulation or relevant securities exchange rule) all stock ownership, stock option and other equity-based or incentive compensation plans of the Company, and all related policies and programs.

5.                                       The Compensation Committee shall make individual determinations and grant any shares, stock options, or other awards under all equity-based or incentive compensation plans, and exercise such other power and authority as may be required or permitted under such plans, other than with respect to non-employee directors, which determinations shall be subject to the approval of the Board.

6.                                       The Compensation Committee shall establish and periodically review policies concerning perquisite benefits.

7.                                       The Compensation Committee shall periodically determine the Company’s policy regarding compensation paid to the Company’s officers in excess of limits deductible under Section 162(m) of the Code.

8.                                       The Compensation Committee shall periodically determine the Company’s policy with respect to change of control or “parachute” payments.

9.                                       The Compensation Committee shall manage and review officer and director indemnification and insurance matters.

10.                                 The Compensation Committee shall review and discuss with the CEO and the Company’s Chief Financial Officer the Compensation Discussion and Analysis required in the Company’s annual report or proxy statement and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

11.                                 The Compensation Committee shall provide, over the names of the members of the Compensation Committee, the required Compensation Committee report for the Company’s annual report or proxy statement for the annual meeting of shareholders.

12.                                 The Compensation Committee shall have this Charter posted on the Company’s website and/or published in accordance with applicable SEC regulations.

13.                                 The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate an applicable tax or securities law, regulation or the rules of any exchange upon which the Company’s securities are then listed.

In addition to the activities described above, the Compensation Committee shall perform such other functions as necessary or appropriate in its or the Board’s opinion under applicable law, the Company’s Certificate of Incorporation or Bylaws or the resolutions and other directives of the Board.

Evaluation

The Compensation Committee shall, at least annually:

14.                                 Review the Company’s overall compensation philosophy and evaluate the results of such policy to ensure that the compensation payable to the Company’s executive officers and other selected key officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance, and is justified by the returns available to stockholders.

15.                                 Conduct an self-evaluation of the performance of the Compensation Committee and its members, including the Compensation Committee’s compliance with this Charter, review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Reporting Responsibility

The minutes of each meeting of the Compensation Committee reflecting, among other things, all actions taken by the Compensation Committee, shall be distributed to the Board at the Board meeting next following such meeting of the Compensation Committee.

APPENDIX C

HAWAIIAN HOLDINGS, INC.

AMENDED AND RESTATED

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

(As Adopted by the Board of Directors, May 31, 2006)

Purpose:

Acting pursuant to Section 141 of the Delaware General Corporation Law and Article 4 of the Amended Bylaws of Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), the Board of Directors of the Company (the “Board”) has established a Governance and Nominating Committee (the “Committee”) for the purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (b) identifying, selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

Membership:

The Committee will consist of a minimum of two members of the Board, all of whom shall be “independent” as that term is defined by applicable rules and regulations of the Securities Exchange Commission and stock exchanges on which the Company’s securities are traded. The members of the Committee will be appointed by and serve at the discretion of the Board. The members of the Committee may appoint a Chairman of the Committee, who shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Committee.

Responsibilities:

The responsibilities of the Committee shall include:

1.               Formulating, recommending to the Board and overseeing the implementation and administration of the Company’s corporate governance structure and framework.

2.               Monitoring and reviewing any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluating any change of status or circumstances with respect to a director and determining the propriety of the director’s continued service in light of that change.

3.               Reviewing the Company’s Corporate Governance Guidelines at least annually and recommending changes, as necessary, to the Board.

4.               Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Board.

5.               Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors, consistent with the Director Nomination Process attached hereto as Exhibit A, which may be modified from time to time by resolution of the Committee.

6.               Recommending Board committee assignments and committee chairs for consideration by the Board.

7.               Recommending the number of members that shall serve on the Board.

8.               Recommending to the Board the amount and form of compensation payable to the directors, including the interpretation, implementation, administration, review and approval of all aspects of remuneration to the Company’s directors and their participation in incentive compensation plans and equity-based compensation plans, provided that any ultimate decision regarding the compensation of any director shall be subject to the approval of the Board.

9.               Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

10.         Annually evaluating the performance of the Committee.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of such engagements.

Authority:

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company.

Meetings and Reports:

The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board, and such special meetings as the Chairman of the Committee or the Chairman of the Board may direct. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. At each regularly scheduled meeting of the Board held in conjunction with a Committee meeting, the Chairman of the Committee shall provide the Board with a report of the Committee’s activities and proceedings.

Exhibit A

Director Nomination Process

Director Qualifications — The Board believes that individuals who are nominated by the Board to be a director should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders. The following attributes or qualifications will be considered by the Committee in evaluating a person’s candidacy for membership on the Board:

•                                  Management and leadership experience — Relevant experience should include, at a minimum, a past or current managerial or leadership role in a public company, privately held entity, educational institution, governmental authority or nonprofit organization. Consideration will also be given to relevant industry experience; demonstrated experience in major challenges the Company faces or a unique understanding of the Company’s business environment

•                                  Skilled and diverse background — All candidates must possess the aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations, including intelligence and wisdom, self-assuredness, interpersonal and communication skills, courage and inquisitiveness. Consideration will also be given to financial management, reporting and control expertise or other experience that would qualify the candidate as a “financial expert” under established standards, and international experience. Consideration will be given to assuring that the Board, as a whole, adequately reflects the diversity of the Company’s constituencies and the communities in which the Company conducts its business.

•                                  Integrity and professionalism — The following are essential characteristics for each Board candidate: highest standards of moral and ethical character and personal integrity; independence, objectivity and an intense dedication to serve as a representative of the stockholders; a personal commitment to the Company’s principles and values; and impeccable corporate governance credentials.

Further, each candidate must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to the Company over time.

Selection and Nomination Process — Whenever a newly created directorship or vacancy occurs on the Board, the Committee is responsible for identifying one or more candidates to fill such position or vacancy in accordance with the Company’s Amended By-Laws in effect at such time, investigating each candidate, evaluating his or her suitability for service on the Board and recommending a candidate to the full Board. In addition, the Committee is responsible for recommending nominees for election or reelection to the Board at each annual meeting of stockholders.

The Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The Committee may engage outside search firms to identify suitable candidates.

The Committee is also authorized to engage in whatever investigation and evaluation processes it deems appropriate, including a thorough review of the candidate’s background, characteristics, qualities and qualifications and personal interviews with the Committee as a whole, one or more members of the Committee or one or more other Board members.

Stockholder Recommendations — Candidates recommended by the Company’s stockholders will be considered in the same manner as other candidates. A stockholder who wishes to make such a recommendation should submit such recommendation in writing, along with appropriate supporting documentation and information, to the Governance and Nominating Committee, c/o Secretary, Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

Each stockholder recommendation will be processed expeditiously upon receipt of the recommendation. If the Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or, if practicable, in connection with the next annual meeting of stockholders.

Re-Election of Existing Directors — In considering whether to recommend directors who are eligible to stand for re-election, the Committee may consider a variety of factors, including a director’s contributions to the Board and ability to continue to contribute productively, attendance at Board and committee meetings (including satisfying the expectations for individual directors), as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service, the results of the annual Board self-evaluation, the independence of the director and the nature and extent of the director’s non-Company activities.

HAWAIIAN HOLDINGS, INC.

3375 KOAPAKA STREET, SUITE G-350
HONOLULU, HI 96819

(808) 835-3700

PROXY – ANNUAL MEETING OF STOCKHOLDERS – WEDNESDAY, MAY 30, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence S. Hershfield, Mark B. Dunkerley, Peter R. Ingram and Hoyt H. Zia as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. held of record by the undersigned on April 16, 2007 at the Annual Meeting of Stockholders to be held on Wednesday, May 30, 2007 or at any adjournment thereof.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN AND IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS. The election of eight directors to serve for one year terms, each until his or her successor is duly elected and qualified.			2. Such other business as may properly come before the Annual Meeting of Stockholders, or at any and all adjournments thereof.

01 Gregory S. Anderson 02 L. Todd Budge 03 Mark B. Dunkerley 04 Thomas B. Fargo	FOR ALL EXCEPT (See instructions below)	WITHHOLD AUTHORITY FOR ALL NOMINEES

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or controlled by persons who are U.S. Citizens or non U.S. Citizens

(See bottom of this card for additional information.)

05 Lawrence S. Hershfield 06 Randall L. Jenson 07 Bert T. Kobayashi, Jr. 08 Crystal K. Rose	INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and write the name of the nominee(s) you wish to withhold on the line below:		Please check if owner of record is a U.S. Citizen		Please check if owner of record is NOT a U.S. Citizen

A box must be checked in order for this card to be considered valid.

Signature		Signature		Date

NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

OWNERSHIP QUESTIONNAIRE

(Please check one box above regarding citizenship)

In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a “citizen of the United States” as defined by the Transportation Act if the owner is any ONE of the following:

•    an individual who is a citizen of the United States;

•    a partnership each of whose partners is an individual who is a citizen of the United States;

•    a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two–thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. (emphasis added)

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ha Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.